EXHIBIT 23.1

CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

We consent to the incorporation by reference in this Registration Statement of Jacuzzi Brands, Inc. on Form S-8 of our report dated November 21, 2003, appearing in the Annual Report on Form 10-K of Jacuzzi Brands, Inc. for the fiscal year ended September 27, 2003.

/s/ ERNST & YOUNG LLP

West Palm Beach, Florida February 12, 2004